As filed with the Securities and Exchange Commission on February 10, 2014

Registration No.  333-156562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIER REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	17300 Dallas Parkway, Suite 1010, Dallas, Texas 75248 Telephone (972) 931-4300	68-0509956
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Telisa Webb Schelin

Senior Vice President - Legal, General Counsel & Secretary

TIER REIT, Inc.

17300 Dallas Parkway, Suite 1010,

Dallas, Texas 75248

Telephone (630) 218-8000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael J. Choate, Esq.

Proskauer Rose LLP

Three First National Plaza

70 West Madison

Suite 3800

Chicago, Illinois 60602-4342

(312) 962-3567

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-156562) solely to deregister 44,443,951.41 shares of its common stock, $0.0001 par value per share, which remain unsold at the termination of the offering under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of February, 2014.

TIER REIT, Inc.

By:	/s/ Scott W. Fordham
Name:	Scott W. Fordham
Its:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Charles G. Dannis	Independent Director and Chairman of the Board	February 10, 2014
Name:	Charles G. Dannis

By:	/s/ Robert S. Aisner	Director	February 10, 2014
Name:	Robert S. Aisner

By:	/s/ M. Jason Mattox	Director	February 10, 2014
Name:	M. Jason Mattox

By:	/s/ Steven W. Partridge	Independent Director	February 10, 2014
Name:	Steven W. Partridge

By:	/s/ G. Ronal Witten	Independent Director	February 10, 2014
Name:	G. Ronald Witten

By:	/s/ Scott W. Fordham	President and Chief Financial Officer (principal executive and principal financial officer)	February 10, 2014
Name:	Scott W. Fordham

By:	/s/ James E. Sharp	Chief Accounting Officer (principal accounting officer)	February 10, 2014
Name:	James E. Sharp

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